UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Genaera Corporation

(Name of Registrant as Specified In Its Charter)

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GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2006

TO THE STOCKHOLDERS OF

GENAERA CORPORATION:

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Genaera Corporation (the “Company”) will be held at The ACE Center, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania 19444 on Thursday, May 11, 2006, at 10:00 a.m. local time, for the following purposes:

1.	To elect seven directors to the Board of Directors of the Company;

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock;

3.	To approve an amendment to the Genaera Corporation 2004 Stock-Based Incentive Compensation Plan to increase the number of shares of the Company’s Common Stock issuable thereunder by 3,000,000 shares from 4,500,000 shares to 7,500,000 shares;

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

5.	To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record as of the close of business on March 17, 2006 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournment thereof. A list of the Company’s stockholders as of the close of business on March 17, 2006 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company’s executive offices at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462.

By Order of the Board of Directors,

/s/ John A. Skolas
JOHN A. SKOLAS Executive Vice President, Chief Financial Officer, General Counsel and Secretary

Plymouth Meeting, Pennsylvania

April 6, 2006

THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING MAILED ON OR ABOUT APRIL 6, 2006.

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

GENAERA CORPORATION

5110 Campus Drive

Plymouth Meeting, Pennsylvania 19462

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2006

This Proxy Statement and the accompanying form of proxy are being mailed on or about April 6, 2006 to the stockholders of Genaera Corporation (“we,” “us,” the “Company” or “Genaera”). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The ACE Center, Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania 19444 on Thursday, May 11, 2006, at 10:00 a.m. local time, and at any adjournments thereof.

Solicitation of proxies is made on behalf of the Company and its Board of Directors. The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard. The Company may engage a professional solicitation firm to assist it with solicitation of proxies prior to the Annual Meeting. If the Company decides to engage such a firm, the Company does not expect to pay more than $25,000 plus expenses.

In accordance with a notice previously sent to certain street-name stockholders who share a single address, the Company is sending only one annual report and proxy statement to that address unless the Company received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may telephone Investor Relations at (610) 941-5675 or write them at 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. If you are receiving multiple copies of the Company’s annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

The Company’s Annual Report to Stockholders for the year ended December 31, 2005, including financial statements, is being mailed to stockholders with this Proxy Statement, but does not constitute a part of this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the U. S. Securities and Exchange Commission, is available without charge upon written request to Investor Relations, Genaera Corporation, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462 or in the SEC’s EDGAR database at www.sec.gov.

VOTING AT THE MEETING

Holders of record of shares of the Company’s Common Stock at the close of business on March 17, 2006 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 68,878,733 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder’s name. A list of stockholders eligible to vote will be available for inspection by stockholders at the Company’s principal place of business, 5110 Campus Drive, Plymouth Meeting, Pennsylvania during normal business hours beginning on May 1, 2006.

The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his, her or its shares at the Annual Meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the Board of Directors (the “Board”). If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Brokers who hold shares in street name for customers have the authority under the rules of various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals. A broker non-vote will have no effect in the outcome of the election of directors, as the directors are to be elected by a plurality of the votes cast.

With regard to the proposed amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and with regard to the proposed amendment of the Company’s 2004 Stock-Based Incentive Compensation Plan, the affirmative vote of the majority of the outstanding shares entitled to vote on the matter is required to approve such amendments. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of that vote. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Votes may be cast in favor of a director nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum.

With regard to the ratification of KPMG LLP as the Company’s independent registered public accounting firm, the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required. Broker non-votes are not considered shares entitled to vote and therefore will not be taken into account in determining the outcome of the vote on this matter. Abstentions are considered shares entitled to vote on this matter and therefore will have the effect of a vote against ratification.

Execution of the accompanying proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company’s transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and the Company’s Fourth Restated Certificate of Incorporation and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Company’s officers at meetings of the Board of Directors and committees of the Board of Directors.

The Company routinely compares its corporate governance policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company has adopted and will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers (the “NASD”).

Meetings of the Board of Directors

The Board of Directors of the Company held thirteen (13) meetings and committees of the Board held thirteen (13) meetings during 2005. Each of the incumbent directors attended at least 80% of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period. The directors in the aggregate attended approximately 88% of their Board of Directors and assigned committee meetings during such period.

Director Independence

The Board of Directors has determined that the following directors are independent under the listing standards of the NASD: R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Peter J. Savino, M.D., Robert F. Shapiro and James B. Wyngaarden, M.D.

Committees of the Board of Directors

The General Corporation Law of the State of Delaware provides that the Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members an Audit Committee, Compensation Committee and Nominating Committee.

Audit Committee.    The Audit Committee operates under a written charter adopted by the Board of Directors, which is filed as Exhibit A to Genaera’s 2004 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 29, 2004. The principal functions of the Audit Committee are to serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and systems of internal financial controls regarding finance and accounting compliance; monitor the independence and performance of the Company’s independent registered public accounting firm; and provide an open avenue of communication among the independent registered public accounting firm members, management and the Board of Directors. The Audit Committee also has the authority to select or replace the independent registered public accounting firm. The Audit Committee held seven (7) meetings during 2005. The current members of the Audit Committee are Dr. Horovitz (Chairman) and Messrs. Imasogie and Shapiro. Each of the members of the Audit Committee is independent under Rule 4200(a)(15) of the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All Audit Committee members satisfy NASD Rule 4350(d)(2)(A) (the “Rule”) regarding fundamental understanding of financial statements and both Messrs. Shapiro and Imasogie fulfill the Rule’s specific requirement that at least one Audit Committee member possess “past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.” The Board has not designated a financial expert, as defined in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board believes the cumulative financial sophistication and experience of the Audit Committee members allow the Committee to perform its role effectively, given the nature of the Company’s current activities.

Compensation Committee.    The Compensation Committee has general supervisory power over, and the power to grant awards under, the Company’s equity compensation plans. In addition, the Compensation Committee recommends to the Board the compensation of the Company’s President and Chief Executive Officer, reviews and takes action on the recommendations of the President and Chief Executive Officer as to the compensation of the Company’s other officers and key personnel, approves the grants of any bonuses to officers and reviews other compensation matters generally. The Compensation Committee held six (6) meetings during 2005. The current members of the Compensation Committee are Mr. Ecock (Chairman), Dr. Horovitz and Mr. Shapiro. Each of the members of the Compensation Committee is independent under Rule 4200(a)(15) of the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Exchange Act.

Nominating Committee.    The Nominating Committee operates under a written charter adopted by the Board of Directors, which is filed as Exhibit B to Genaera’s 2004 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 29, 2004 and is also available on the Company internet website. The Nominating Committee is authorized to consider candidates for directors of the Company. It is the policy of the Nominating Committee to consider director nominees recommended by stockholders. The deadlines and procedures for stockholder submissions of director nominees are described below under “Stockholder Proposals for the 2007 Annual Meeting.” Any such recommendation, together with the nominee’s qualifications and consent to being considered as a nominee, should be sent in writing to the Nominating Committee c/o the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. The Nominating Committee held no meetings during 2005. The current members of the Nominating Committee are Dr. Wyngaarden (Chairman) and Messrs. Ecock and Imasogie. Each of the members of the Nominating Committee is independent under Rule 4200(a)(15) of the listing standards of the NASD and as that term is used in Section 10A(m)(3) of the Exchange Act.

Compensation of Directors

All non-employee directors receive an annual fee of $15,000 for their services to the Company as directors, with the exception of the lead director who receives an annual fee of $22,500, pro rated in accordance with the period served, and grants of stock options for 20,000 shares of Common Stock annually. These grants are made automatically on the date of the Annual Meeting of Stockholders to each director elected at such meeting pursuant to Section 8.2 of the 2004 Stock-Based Incentive Compensation Plan adopted at the 2004 Annual Meeting of Stockholders. If a “change in control,” as defined in that plan, were to occur, these options would become immediately exercisable in full. In addition, the Compensation Committee approved grants of stock options for 10,000 shares of Common Stock in December of 2005 to each of the non-executive directors. The options granted to directors are non-qualified stock options to acquire shares of Common Stock with a stated term of ten years, vesting in four equal annual installments beginning one year after the date of grant.

Members of the Compensation, Audit and Nominating Committees receive additional compensation for attendance at committee meetings at the rate of $500 per minuted meeting, but not to exceed $500 per calendar quarter. The Chairman of the Audit Committee receives an additional $1,000 for a total of $1,500 per minuted committee meeting attended, not to exceed $1,500 per calendar quarter. The Chairmen of the Compensation and Nominating Committees receive an additional $500 per minuted meeting of the committees they chair for a total of $1,000 per minuted meeting, not to exceed $1,000 per calendar quarter. Directors are also reimbursed for expenses incurred in connection with attending meetings of the Board of Directors

Communications with the Board

Stockholders may communicate with the Board of Directors by sending a letter to Genaera Board of Directors, c/o the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. The Office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Genaera Corporation or its business or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Code of Ethics

The Board of Directors is committed to ethical business practices. The Company adopted a corporate code of ethics in December 2003. This code of ethics applies to all of the Company’s employees and directors and includes the code of ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Company’s corporate code of ethics is posted under the Investors section of its website at http://www.genaera.com. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolution adopted by the Board of Directors. At the Annual Meeting, seven directors are to be elected. Each director will hold office until the 2007 Annual Meeting, the election and qualification of his successor or his earlier death, removal or resignation.

The Board of Directors have nominated John L. Armstrong, Jr., R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Peter J. Savino, M.D., Robert F. Shapiro and James B. Wyngaarden, M.D., for election as directors of the Company. All nominees are directors of the Company whose terms expire at the 2006 Annual Meeting. Stockholders are also entitled to nominate candidates for the Board of Directors in accordance with the process set forth under the heading “Stockholder Proposals for the 2007 Annual Meeting” in this Proxy Statement.

All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board may decide to reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
John L. Armstrong, Jr.	62	2006	Mr. Armstrong has served as Genaera’s President and Chief Executive Officer since January 2006 and as a director of the Company since February 7, 2006. Mr. Armstrong served as the Company’s President and Chief Operating Officer from July 2005 to December 2006 and as the Company’s Executive Vice President and Chief Operating Officer from July 2004 to July 2005. Mr. Armstrong was appointed Executive Vice President upon joining the Company in October 2003. Prior to Genaera, he served as Chief Executive Officer of Mills Biopharmaceuticals and as Vice President of Business Development at UroCor, Inc. from December 1999 to November 2001. Prior to that, Mr. Armstrong served as President and Chief Operating Officer at Oread, Inc. from February 1998 to August 1999 and spent 1991 to 1998 with the DuPont Merck Pharmaceutical Company in various executive positions, including President of ENDO Laboratories and President of the global manufacturing/quality division.

R. Frank Ecock.	70	2001	Mr. Ecock has served as a director of the Company since 2001. Since 2000, Mr. Ecock has served as the Senior Vice President in charge of Strategic Planning for MOVA Pharmaceutical Corporation. Mr. Ecock was employed by Merck & Company, Inc. for thirty-three years until his retirement in December 1991. From November 1989 until December 1991, he was Vice President, North American Operations of Merck and was responsible for operations, quality control and engineering support for five plants and the headquarters site. Since December 1991, Mr. Ecock has been a consultant to the pharmaceutical and biotechnology industries.

Zola P. Horovitz, Ph.D.	71	1995	Dr. Horovitz served as Chairman of the Board of Directors from August 1998 through November 2000 and has served as a director of the Company since 1995. Dr. Horovitz was employed by Bristol-Myers Squibb Company (“Bristol-Myers”) and its predecessor, Squibb Corporation, for over thirty years. At the time of his retirement in 1994, Dr. Horovitz was Vice President of Business Development at Bristol-Myers. Since 1994, Dr. Horovitz has been a consultant to the pharmaceutical and biotechnology industries and is also a director of Avigen Inc., BioCryst Pharmaceuticals Inc., GenVec Inc., Palatin Technologies Inc., Dov Pharmaceuticals Inc., Immunicon Corporation, Nitromed Inc. and Epigenesis Pharmaceuticals.

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
Osagie O. Imasogie.	44	2004	Mr. Imasogie has served as a director of the Company since January 2004. Since 2004, Mr. Imasogie has served as the Executive Vice President of Global Corporation Development for Dr. Reddy’s Laboratories, Inc. and a Senior Managing Partner of Phoenix IP Ventures. From 2000 until January 2004, Mr. Imasogie served as the Vice President and a Director of the Genetics and Discovery Venture at GlaxoSmithKline R&D. In 2000, Mr. Imasogie served as Vice President and Director of Product Development Strategy at SmithKline Beecham R&D. From 1997 to 2000, Mr. Imasogie served as Senior Vice President of Business Development, General Counsel and Secretary of Endo Pharmaceuticals. Previously, Mr. Imasogie served as Vice President of Dupont Merck Pharmaceutical Company and as a Partner / Director at Price Waterhouse. Mr. Imasogie is also a director of ZaBeCor Pharmaceutical Co., LLC.

Peter J. Savino, M.D.	63	2006	Dr. Savino has served as a director of the Company since March 16, 2006. Dr. Savino is Director of Neuro-Ophthalmology Service at Wills Eye Hospital where he has served as an attending surgeon since 1983. Dr. Savino has also served as Chairman of the Ophthalmology Department of Graduate Hospital and as a member of its Medical Board since 1980. He has served as Professor of Ophthalmology at Thomas Jefferson Medical College since 1985. Dr. Savino has held a number of other academic appointments in ophthalmology, neuro-ophthalmology and surgery at Thomas Jefferson Medical College, Wills Eye Hospital and University School of Medicine since 1974. He has served as an attending ophthalmologist at Thomas Jefferson University Hospital, The Pennsylvania Hospital and Presbyterian Hospital, University of Pennsylvania. Dr. Savino is a member and has served in leadership roles of numerous professional organizations in ophthalmology and neuro-ophthalmology including the American Academy of Ophthalmology.

Robert F. Shapiro	71	1996	Mr. Shapiro has served as a director of the Company since September 1996. Since 1997, Mr. Shapiro has been the Vice Chairman and a Partner of Klingenstein, Fields and Co., LLC, an investment management firm. Previously, Mr. Shapiro served as President and Co-Chairman of Wertheim Schroder & Co., Inc. and Chairman of New Street Capital Corporation, investment banking firms. Mr. Shapiro is also a director of The Burnham Fund, Inc. and The TJX Companies, Inc.

Name of Director	Age	Year First Became Director	Principal Occupations During at Least the Past Five Years and Certain Directorships
James B. Wyngaarden, M.D.	81	1996	Dr. Wyngaarden has served as a director of the Company since September 1996. From 1996 until his retirement in 2001, Dr. Wyngaarden served as a partner in the Washington Advisory Group, a consulting firm. From 1995 to 1997, Dr. Wyngaarden was Senior Associate Dean, International Affairs, University of Pennsylvania Medical School. From 1990 to 1994, Dr. Wyngaarden was Foreign Secretary of the U.S. National Academy of Sciences and Institute of Medicine. From 1990 to 1994, Dr. Wyngaarden also served as Associate Dean at Duke University Medical School. From 1956 to 1994, Dr. Wyngaarden served as a Professor of Medicine at Duke University Medical School. Dr. Wyngaarden previously served in several capacities, including as the Director of the National Institutes of Health from 1982 to 1989. Dr. Wyngaarden is also the chairman of the board of directors of Hybridon, Inc.

PROPOSAL NO. 2—AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On March 16, 2006, Genaera’s Board of Directors approved an amendment to Article Fourth of the Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and approved its submission to the stockholders for their approval at the Annual Meeting. The proposed amendment to the Certificate of Incorporation would increase the number of authorized shares of the Company from 109,211,031 shares to 159,211,031 shares and the additional 50,000,000 shares would be allocated to Common Stock so that the authorized shares of Common Stock would be increased from 100,000,000 shares to 150,000,000 shares. The additional 50,000,000 shares would be part of the existing class of Common Stock presently issued and outstanding. At March 17, 2006, 68,878,733 shares of Common Stock were issued and outstanding. Of the remaining 31,121,267 authorized but unissued shares of Common Stock, Genaera has reserved approximately 5,734,000 shares for issuance pursuant to Genaera’s equity compensation plans and approximately 4,627,000 for outstanding warrants. The full text of the proposed amendment to Article Fourth of the Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

The Board believes it is desirable to increase the number of shares of Common Stock Genaera is authorized to issue for the reasons set forth below and to provide Genaera with adequate flexibility in the future. If this proposal is adopted by the stockholders, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board may approve without further stockholder approval, except as such approval is required by applicable law or regulations. Such purposes include issuing additional Common Stock or other securities issuable into Common Stock in connection with public or private financing transactions, establishing strategic relationships with other companies, acquisitions or other corporate transactions, as well as issuing stock dividends, warrants, stock options and other stock-based incentive or compensation programs.

At this time, Genaera does not have any plans, commitments, arrangements, understandings or agreements regarding the issuance of Common Stock subsequent to the increase of the authorized shares. However, Genaera wishes to be in a position to act on opportunities that could present themselves at any time that would require additional issuance. The availability of additional shares of Common Stock for issuance, without the delay and expense of obtaining additional stockholder approval, will afford Genaera greater flexibility in acting upon opportunities and transactions, if any, which may arise.

Under Delaware law, the proposed amendment cannot occur unless the stockholders approve the proposed amendment to Article Fourth of the Certificate of Incorporation by a majority vote of all of the outstanding shares of the Company. Adoption of the amendment and any issuance of additional shares of Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of ownership percentages, earnings per share amounts and voting rights of current holders of Common Stock. The holders of Common Stock do not currently have preemptive rights to subscribe for the additional shares of Common Stock proposed to be authorized.

The proposed amendment to Article Fourth of Genaera’s Certificate of Incorporation, if adopted by the required majority vote of the stockholders, will become effective on the date on which a Certificate of Amendment or a Fifth Amended and Restated Certificate of Incorporation is filed with the Secretary of State for the State of Delaware.

At the present time, Genaera is not aware of any pending or threatened efforts by any third party to obtain control of Genaera and this proposal is not being made in response to any such efforts. However, the availability for issuance of additional shares of Common Stock could enable the Board to make it more difficult or discourage an attempt to obtain control of Genaera. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction could increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of Genaera and deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by Genaera.

As set forth above, such issuances may adversely impact stockholders who desire a change in management and/or the Board or to participate in a tender offer or other transaction involving a change in control of Genaera. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by Genaera’s Board of Directors.

The affirmative vote of the majority of holders of shares entitled to vote at the Annual Meeting is required to approve the proposed amendment. If the amendment is not approved by the stockholders, Genaera’s Certificate of Incorporation, which authorizes the issuance of up to 100,000,000 shares of Common Stock, will continue in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S FOURTH RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES.

PROPOSAL NO. 3—APPROVAL OF AN INCREASE IN SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2004 STOCK-BASED INCENTIVE COMPENSATION PLAN

At the 2004 Annual Meeting, stockholders approved the Genaera Corporation 2004 Stock-Based Incentive Compensation Plan (the “2004 Plan”), which is the plan under which the Company presently grants stock options or stock awards to its employees and other key personnel. On February 16, 2006, the Board of Directors approved an amendment to the 2004 Plan, subject to shareholder approval, to increase the aggregate number of shares of Common Stock authorized for issuance or transfer through the grant of stock options or stock awards from 4,500,000 shares to 7,500,000 shares.

The Board believes that the 2004 Plan helps the Company attract, retain and motivate employees and other key personnel and encourages them to devote their best efforts to the business and financial success of the Company. The Board believes that by providing key employees, non-employee directors and consultants with the opportunity to acquire an equity interest in the Company, stock options serve to align the grantees’ interests closely with those of the other stockholders. The 2004 Plan has not been amended previously. As of March 17, 2006, the Company had granted, net of cancellations, options to purchase 3,447,250 shares under the 2004 Plan. As of March 17, 2006, the Company had granted, net of cancellations, restricted stock awards of 126,875 shares under the 2004 Plan. The Board of Directors believes it is in the best interest of the Company to increase the number of shares that may be issued or transferred under the 2004 Plan because the increase will allow the Company to continue to grant stock-based compensation at levels it deems appropriate.

Description of the 2004 Plan

The 2004 Plan provides for grants of stock options and restricted stock to designated officers and other employees (including employees who are also directors) of the Company or its subsidiaries, non-employee directors of the Company and advisors and consultants who perform valuable services for the Company or its subsidiaries. Grants of stock options and restricted stock are referred to collectively as “Grants.” The Company has filed a registration statement on Form S-8 to register the initial aggregate shares of Common Stock issuable under the 2004 Plan. If the amendment to the 2004 Plan is approved by stockholders, increasing the number of shares under the 2004 Plan to 7,500,000, the Company will file a Form S-8 to register the additional shares.

General.    Subject to adjustment in certain circumstances, as discussed below, and stockholder approval of the increase in the number of shares available under the 2004 Plan, the 2004 Plan will authorize up to 7,500,000 shares of Common Stock for issuance pursuant to the terms of the 2004 Plan. If and to the extent Grants under the 2004 Plan expire, or are canceled, forfeited, exchanged, surrendered or terminated for any reason without being exercised, or the shares subject to any Grant are forfeited, the shares of Common Stock subject to such Grant will be available again for grant under the 2004 Plan.

Administration.    The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act and an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The secondary committee will have the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 2004 Plan.

The Compensation Committee has the following powers and authority with regard to the 2004 Plan:

•	to interpret and administer the 2004 Plan;

•	to select the participants who are to receive awards under the 2004 Plan;

•	to determine the times at which awards will be granted;

•	to determine the amount of awards to be granted to each such participant;

•	to unilaterally amend existing awards without the consent of the participant; provided that such amendment does not adversely affect the participant and that no award may be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award;

•	to amend existing awards that adversely affect a participant; provided that the participant consents; and

•	to determine the terms and conditions of awards granted under the 2004 Plan and the terms of grant instruments which will be entered into with participants with respect to the 2004 Plan.

The Compensation Committee has the power to establish different terms and conditions with respect to different participants in the 2004 Plan.

Shares of Stock Available for Grant.    If stockholder approval is obtained, a total not exceeding an aggregate amount of 7,500,000 shares of Common Stock will be available for issuance under the 2004 Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to options that may be granted to any one individual may not exceed 500,000 shares of Common Stock during any calendar year (the “Individual Limit”).

The 2004 Plan provides that the number of shares or options issuable or transferable to participants and other relevant features of each award may be appropriately adjusted by the Compensation Committee if any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock or other similar corporate change occurs.

Incentive Awards to the Company’s Directors.    Under the 2004 Plan, each director who is not an employee of the Company and who is elected or reelected to the Board of Directors at an annual meeting of stockholders automatically receives an option to purchase 20,000 shares of Common Stock and the shares of Common Stock underlying such option shall vest one-quarter per year that such director remains a director for four years beginning on the first anniversary of the grant. In the event a director resigns from the Company’s Board of Directors other than for cause prior to the four-year anniversary of the options grant, the vesting of such option shall accelerate to the effect that such option immediately becomes exercisable with respect to one-forty-eighth of the shares of Common Stock underlying such option for each full month that has elapsed between the date of the grant of such option and the date of such resignation. The price per share at which Common Stock may be purchased upon the exercise of an option granted to a director who is not an employee of the Company shall be not less than the fair market value of a share of Common Stock on the date of grant.

Options.    The specific terms and conditions of each option are to be set forth in a written option grant instrument, which complies with the 2004 Plan.

The Compensation Committee establishes the time and the manner in which an option may be exercised and has a right to amend the terms of option grant instruments in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option is determined by the Compensation Committee, but, in the case of incentive stock options, shall be not less than the fair market value (as such term is defined in the 2004 Plan) of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price for non-qualified options may not be less than the fair market value of a share of Common Stock on the date of grant.

The option price of the shares of Common Stock received upon the exercise of an option shall be paid: (i) in full in cash at the time of exercise, (ii) with the consent of the Compensation Committee, in whole or in part in

Common Stock held by the participant for at least six months and valued at their fair market value on the date of exercise, or (iii) by such other method as the Compensation Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. With the consent of the Compensation Committee, payment upon the exercise of a non-qualified option may be made in whole or in part by shares of Common Stock which have been held by the participant for at least six months (based upon the fair market value of the Common Stock on the date the option is exercised, as determined by the Compensation Committee). Special rules apply which limit the time of exercise of an option following an employee’s termination of employment or upon the occurrence of a change in control of the Company. The Compensation Committee may impose additional restrictions on the exercise of any option.

Deferred Stock.    In a deferred stock award, the Company will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Dividends paid during the deferral period on deferred stock subject to a performance goal shall be reinvested in additional deferred stock and the expiration of the deferral period for such deferred stock shall be subject to the performance goals. Shares of Common Stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock grant instrument evidencing such award.

Restricted Stock.    In a restricted stock award, the Compensation Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to vote the shares of restricted stock. Amounts equal to any dividends declared during the restriction period with respect to restricted stock that is not subject to the achievement of specified performance goals will be paid to the participant, reinvested in additional shares of restricted stock or otherwise invested, as determined by the Compensation Committee at the time of the award. Dividends paid during the restriction period on restricted stock subject to a performance goal shall be reinvested in additional restricted stock and the expiration of the restriction period for such restricted stock shall be subject to the performance goals. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

Amendment of the 2004 Plan.    The Board of Directors may modify or amend, suspend or terminate the 2004 Plan at any time, provided that no such amendment may be made without stockholder approval which shall (i) increase (except as provided in the 2004 Plan) the total number of shares available for issuance pursuant to the 2004 Plan, (ii) change the class of participants eligible to participate, (iii) modify the Individual Limit (except as provided in the 2004 Plan) or the categories of performance goals set forth in the 2004 Plan or (iv) change the amendment and termination provisions of the 2004 Plan. Termination of the 2004 Plan would not affect options outstanding under the 2004 Plan at the time of termination.

Changes in Capitalization.    In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the Company’s corporate structure affecting its Common Stock, or any distribution to the Company’s stockholders other than a cash dividend, the Board of Directors will make the appropriate adjustment in the number and kind of shares authorized by the 2004 Plan and other adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The fair market value of any fractional shares resulting from such adjustments will, where appropriate, be paid in cash to the holders.

Change of Control.    Upon a change of control of the Company (as defined in the 2004 Plan) and unless the Compensation Committee determines otherwise, the Compensation Committee will fully vest all awards made under the 2004 Plan. In addition, upon a change of control of the Company, the Compensation Committee may, at its discretion, (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Federal Tax Consequences of Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to the Company. Only employees of the Company may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of the Company’s Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. The Company will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain or loss depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Additional special tax rules may apply to those option holders who are subject to the rules set forth in Section 16 of the Exchange Act. The foregoing tax discussion is a general description of certain expected federal income tax results under current law and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Federal Tax Consequences of Restricted or Deferred Stock Awards

Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the Section 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. Dividends paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) election”) with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse and will instead recognize capital gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, within 30 days after shares of restricted stock are received, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received.

A participant realizes no taxable income when a deferred stock award is made. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis (cost) in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m)

Section 162(m) of the Code may preclude the Company from claiming a federal income tax deduction if the Company pays total remuneration in excess of $1 million to the Chief Executive Officer or to any of the other four most highly compensated officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under the plan and the value of shares received when restricted shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation, which includes amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 2004 Plan is intended to make grants of stock options that meet the requirements of performance-based compensation. The 2004 Plan is also intended to make grants of restricted stock and deferred stock to which performance goals are attached that meet the requirements of performance-based compensation. Other awards have been structured with the intent that such awards may qualify as such performance based compensation if so determined by the Compensation Committee.

Grants Under the 2004 Plan

Because Grants will be made from time to time by the Compensation Committee to those persons whom the Compensation Committee determines in its discretion should receive Grants, the benefits and amounts that may be received in the future by persons eligible to participate in the 2004 Plan are not presently determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 STOCK-BASED INCENTIVE

COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES

ISSUABLE THEREUNDER TO 7,500,000 SHARES.

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has reappointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws, Delaware corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2006.

KPMG LLP has audited the Company’s financial statements since their appointment in 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by KPMG LLP to the Company for:

	2005	2004
Audit Fees, including the audit of the Company’s annual financial statements, the audit of internal control over financial reporting, the review of financial statements in the Company’s quarterly reports on Form 10-Q and fees related to consents and review of registration statement	$355,000	$337,850

Audit-Related Fees	$0	$0

Tax Fees, including tax compliance, advice and planning	$4,500	$9,000

All Other Fees, other than for services covered above	$1,500	$0

The Audit Committee’s policy is to pre-approve the engagement of accountants to render all audit and tax services for the Company, as well as any changes to the terms of the engagement. The Audit Committee will also pre-approve all non-audit related services proposed to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews the terms of the engagement, a description of the engagement and a budget for the engagement. The request for services must be specific as to the particular services to be provided. Requests are aggregated and submitted to the Audit Committee in one of the following ways: requesting approval of services at a meeting of the Audit Committee, through a written consent or by a designated member of the Audit Committee. The tax fees were incurred primarily in connection with tax compliance services.

The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Audit Committee of the Genaera Corporation Board of Directors (the “Audit Committee”) is composed of three directors who are not employees of the Company and operates under a written charter adopted by the Board of Directors, which is filed as Exhibit A to Genaera’s 2004 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 29, 2004 and is also available on the Company’s internet website. The members of the Audit Committee are Zola P. Horovitz, Ph.D. (Chairman), Osagie O. Imasogie and Robert F. Shapiro. Each year, the Audit Committee recommends to the Board of Directors the selection of the Company’s independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent registered public accounting firm members are responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent accountant is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

In 2005, the Audit Committee met and held discussions with management and the independent registered public accounting firm periodically. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by applicable auditing standards concerning communications with audit committees.

The Audit Committee also discussed with the Company’s independent registered public accounting firm, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee further considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with such accountants maintaining their independence.

The Audit Committee also discussed with senior management the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission. During 2005, the Company did not engage KPMG LLP to perform any management or financial information systems design consulting services.

In reliance on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the U.S. Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

MEMBERS OF THE AUDIT COMMITTEE

Zola P. Horovitz, Ph.D., Chairman

Osagie O. Imasogie

Robert F. Shapiro

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 17, 2006 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement and (iv) by all current executive officers and directors of the Company as a group.

Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Roy C. Levitt, M.D. (4)	947,661	1.4%

Robert F. Shapiro (5)	283,000	*

John L. Armstrong, Jr. (6)	171,667	*

R. Frank Ecock (7)	145,000	*

Zola P. Horovitz, Ph.D. (8)	140,000	*

John A. Skolas (9)	123,867	*

Osagie O. Imasogie (10)	117,181	*

James B. Wyngaarden, M.D. (11)	100,000	*

All current directors and executive officers as a group (8 persons) (12)	2,028,376	2.9%

*	Less than one percent.
(1)	The address of each beneficial owner is c/o Genaera Corporation, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462.
(2)	Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options and warrants held by each individual or group to the extent such options and warrants are exercisable within sixty days of March 17, 2006.
(3)	The percentage for each individual or group is based on 68,878,733 shares that were outstanding as of March 17, 2006 and all shares issuable upon the exercise of outstanding stock options and warrants held by such individual or group to the extent such options and warrants are exercisable within sixty days of March 17, 2006.
(4)	With respect to Dr. Levitt, includes 935,000 shares of Common Stock issuable upon an exercise of options and 2,120 shares of Common Stock owned by members of Dr. Levitt’s immediate family.
(5)	With respect to Mr. Shapiro, includes 95,000 shares of Common Stock issuable upon an exercise of options.
(6)	With respect to Mr. Armstrong, includes 100,000 shares of Common Stock issuable upon an exercise of options and 41,667 shares of Common Stock, all owned by John L. Armstrong, LLC. Mr. Armstrong disclaims beneficial ownership of the shares and options owned by John L. Armstrong, LLC except to the extent of his pecuniary interest therein.
(7)	With respect to Mr. Ecock, includes 65,000 shares of Common Stock issuable upon an exercise of options.
(8)	With respect to Dr. Horovitz, includes 110,000 shares of Common Stock issuable upon an exercise of options.
(9)	With respect to Mr. Skolas, includes 100,000 shares of Common Stock issuable upon an exercise of options.
(10)	With respect to Mr. Imasogie, includes 20,000 shares of Common Stock issuable upon an exercise of options.
(11)	With respect to Dr. Wyngaarden, includes 95,000 shares of Common Stock issuable upon an exercise of options.
(12)	Includes 1,520,000 shares of Common Stock issuable upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such reports received by the Company and written representations from certain reporting persons, the Company believes that during the year ended December 31, 2005 all filing requirements applicable to the Company’s officers, directors and ten-percent stockholders were satisfied, with the exception of (i) the failure of Dr. Michael J. Gast, former Chief Medical Officer, to timely report on Form 4 his grant of options on February 11, 2005, which was subsequently reported on February 17, 2005; (ii) the failure of Dr. Gast to timely report on Form 4 the cancellation of restricted stock on July 31, 2005 as a result of his termination of employment with the Company, which was subsequently reported on March 22, 2006; and (iii) the failure of Mr. Armstrong to timely report on Form 4 his assignments of options previously granted to him and timely reported on Form 4 to John L. Armstrong, LLC, a family limited liability corporation of which he is a majority owner and his wife, son and daughter are minority owners, on February 15, 2005, October 6, 2005 and December 20, 2005. The assignments were subsequently reported on Form 5 on February 14, 2006. Mr. Armstrong disclaims beneficial ownership of Genaera Common Stock held by John L. Armstrong, LLC except to the extent of his pecuniary interest therein.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth for the years ended December 31, 2005, 2004 and 2003 certain compensation awarded, earned or paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2005, unless otherwise noted, and who received in excess of $100,000 for services rendered to the Company (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Restricted Stock Awards (1)		Securities Underlying Options	All Other Compensation
Roy C. Levitt, M.D. Chief Executive Officer	2005 2004 2003	$ $ $	475,000 425,000 343,750	$ $	75,000(2) 330,000(2) —	$ $ $	256,500 5,588 8,756	— 150,000 50,000	$ $ $	641,424(4) 9,000(3) 9,000(3)

John L. Armstrong, Jr. President and Chief Operating Officer	2005 2004 2003	$ $ $	311,479 271,583 46,132	$ $	125,000(5) 130,000(5) —	$ $	46,626 51,125 —	400,000 200,000 100,000		$3,125(3) — —

John A. Skolas Executive Vice President, Chief Financial Officer, General Counsel and Secretary	2005 2004 2003	$ $ $	258,583 220,833 40,277	$ $	75,000(6) 110,000(6) —		$27,501 — —	200,000 200,000 100,000		— — —

(1)	Restricted stock awards were granted under the Company’s Amended 1998 Equity Compensation Plan and its 2004 Stock-Based Incentive Compensation Plan. Issuances occur in equal installments over two to four years on the anniversary of the initial determination by the Compensation Committee, provided that the grantee remains an employee or director of the Company. Dividends are not paid on unvested restricted stock awards. In 1999, the Compensation Committee awarded 7,500 shares of Common Stock to Dr. Levitt, of which 1,875 shares were issued in each of the years 2000, 2001, 2002 and 2003. In 2000, the Compensation Committee awarded 7,500 shares of Common Stock to Dr. Levitt, of which 1,875 shares were issued in 2001, 2002, 2003 and 2004. In 2001 and 2002, the Compensation Committee did not grant any restricted stock awards. In 2003, the Compensation Committee granted Mr. Armstrong 50,000 shares of restricted stock, of which 12,500 shares were issued in each of the years 2004 and 2005. At December 31, 2005, Mr. Armstrong had 25,000 shares of unvested restricted stock outstanding related to this grant, which had a fair market value of $37,500. In 2004, the Compensation Committee awarded an aggregate of 250,000 shares of Common Stock to certain named executive officers as follows: Dr. Levitt 150,000 shares, of which 75,000 were issued in 2005; Mr. Armstrong 50,000 shares, of which 16,667 were issued in 2005; and Mr. Skolas 50,000 shares, of which 16,667 were issued in 2005. At December 31, 2005, Dr. Levitt had 75,000 shares of unvested restricted stock outstanding related to this grant, which had a fair market value of $112,500; Mr. Armstrong had 33,333 shares of unvested stock outstanding related to this grant, which had a fair market value of $50,000; and Mr. Skolas had 33,333 shares of unvested stock outstanding related to this grant, which had a fair market value of $50,000. Year-end values are based upon a price of $1.50 per share, which was the closing market price of a share of the Company’s Common Stock on December 30, 2005.
(2)	In the second quarter of 2004, Dr. Levitt was awarded a $200,000 bonus in respect of accomplishments in 2002 and 2003 and for foregoing any bonus in those years to conserve the Company’s resources. In December of 2004, he was awarded a bonus of $130,000, paid in 2005, for accomplishments in 2004. In December of 2005 he was awarded a bonus of $75,000, paid in 2006, for accomplishments in 2005.

(3)	Other annual compensation represents an automobile allowance.
(4)	Amount includes severance payment and an automobile allowance.
(5)	In early 2004, Mr. Armstrong was awarded a bonus of $40,000 for accomplishments in 2003. In December of 2004, he was awarded a bonus of $90,000, paid in 2005, for accomplishments in 2004. In December of 2005, he was awarded a bonus of $125,000, paid in 2006, for accomplishments in 2005.
(6)	In early 2004, Mr. Skolas was awarded a bonus of $35,000 for accomplishments in 2003. In December of 2004 he was awarded a bonus of $75,000, paid in 2005, for accomplishments in 2004. In December 2005, he was awarded a bonus of $75,000, paid in 2006, for accomplishments in 2005.

STOCK OPTIONS

The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2005 to the Company’s executive officers named below:

Option Grants in Last Fiscal Year

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price (2)	Expiration Date
Name					5%	10%
Roy C. Levitt, M.D.	—	—%	N/A	N/A	N/A	N/A

John L. Armstrong, Jr.	200,000	9%	$1.69	7/27/2015	$212,566	$538,685
	200,000	9%	$1.355	12/8/2015	$170,430	$431,904

John A. Skolas	100,000	4%	$1.69	7/27/2015	$106,283	$269,342
	100,000	4%	$1.355	12/8/2015	$85,215	$215,952

(1)	Options are non-qualified stock options to acquire shares of Common Stock with a stated term of ten years, vesting in four equal annual installments beginning one year after the date of grant. If a “change in control” (as defined in the Amended 1998 Equity Compensation Plan and the 2004 Stock-Based Incentive Plan) were to occur, these options would become immediately exercisable in full.
(2)	The Company granted options at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, as determined by the Board of Directors.
(3)	Potential realizable values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder’s continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table. These assumptions are not intended to forecast future appreciation of the Company’s Common Stock.

The following table sets forth certain information regarding stock option exercises during 2005 and the value of vested and unvested options for the persons named in the Summary Compensation Table as of December 31, 2005. Year-end values are based upon a price of $1.50 per share, which was the closing market price of a share of the Company’s Common Stock on December 30, 2005, and represents the difference between $1.50 per share and the exercise price per share of the options.

Aggregated Option Exercises in Last Year and Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Roy C. Levitt, M.D.	—	$—	1,035,000	—	$625,560	$—
John L. Armstrong, Jr.	—	$—	100,000	600,000	$—	$—
John A. Skolas	—	$—	100,000	400,000	$—	$—

OTHER FORMS OF COMPENSATION

Equity Compensation Plan Information

The following table provides aggregate information as of December 31, 2005 regarding the Company’s equity compensation plans, including the 2004 Stock-Based Incentive Compensation Plan and the Amended 1998 Equity Compensation Plan.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options and rights and lapse of restrictions on restricted stock	Weighted-average exercise price of outstanding options and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,763,916	$2.90	1,698,625
Equity compensation plans not approved by security holders	—	—	—

Total	5,763,916	$2.90	1,698,625

(1)	Does not include restricted stock, as exercise price is determined on date of issuance, not date of grant.

The 1998 Equity Compensation Plan

Genaera adopted the 1998 Equity Compensation Plan (the “1998 Plan”) to assist the Company in attracting officers and other employees, non-employee directors, and consultants and advisors and to allow these individuals to acquire and maintain shares of the Company’s Common Stock. The 1998 Plan provided participants with the ability to receive awards of incentive stock options, nonqualified stock options and stock awards. The 1998 Plan was originally effective on February 11, 1998 and was amended by the Board of Directors on March 9, 2001, to change the name from the Magainin Pharmaceuticals, Inc. 1998 Equity Compensation Plan, and on March 21, 2001, to increase the number of shares authorized to be issued under the plan. The 1998 Plan was approved by the stockholders on May 16, 2001 and is hereinafter referred to as the “Amended 1998 Plan.”

In general, a committee of two or more non-employee directors appointed by the Board of Directors administers the Amended 1998 Plan and determines the exercise price and exercisabiliy of the stock options granted. Genaera’s employees, non-employee directors and consultants and advisors are eligible to receive awards under the Amended 1998 Plan and such awards could be in the form of incentive stock options, nonqualified stock options or restricted stock. Unless the committee determines otherwise, if an eligible person ceases to be employed by, or to provide service to the Company for any reason, their award of restricted stock will terminate and all shares that are subject to restrictions must be immediately returned to the Company.

As of March 17, 2006, options to purchase 627,750 shares remain available for issuance under the Amended 1998 Plan. Unless the Board provides otherwise, no additional awards will be granted under the Amended 1998 Plan after February 10, 2008 and Genaera does not intend to issue any additional stock options under the Amended 1998 Plan at all. The Amended 1998 Plan will continue to exist until such time as all of the options granted thereunder have either been exercised or lapsed.

The 2004 Stock-Based Incentive Compensation Plan

Genaera adopted the 2004 Stock-Based Incentive Compensation Plan (the “2004 Plan”) to assist the Company in attracting and retaining valued employees, consultants and directors by offering them a greater stake in the Company’s success and a closer identification with it, and to encourage ownership of its stock by such employees, consultants and directors.

Under the 2004 Plan, eligible participants may be granted three types of awards based on the Company’s Common Stock including: options to purchase stock, deferred stock or restricted stock. The Board of Directors authorized the adoption of the 2004 Plan on March 22, 2004 and the 2004 Plan was subsequently adopted by the stockholders on May 11, 2004.

The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine which employees, non-employee directors and consultants will receive discretionary awards under the 2004 Plan, the terms of the awards, including the timing and type of the award, the duration of any applicable exercise or restriction period, the number of shares subject to the award and the value of the award. The Compensation Committee also has the authority to administer and interpret the 2004 Plan and any agreements issued under the 2004 Plan.

In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee the authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The secondary committee will have the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 2004 Plan.

The 2004 Plan authorizes the Company to issue up to 4,500,000 shares of the Company’s Common Stock pursuant to awards. If stockholder approval is obtained at the 2006 Annual Meeting, the 2004 Plan would authorize the issuance of a total not to exceed an aggregate amount of 7,500,000 shares of Common Stock. The 2004 Plan provides that the maximum number of shares that may be subject to grant to any individual during a calendar year is 500,000 shares. To the extent an award lapses or the rights of an award holder lapse, the shares subject to such awards will again be available under the 2004 Plan.

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the Company’s corporate structure affecting its Common Stock, or any distribution to its stockholders other than a cash dividend, the Board of Directors shall make the appropriate adjustment in the number and kind of shares authorized by the 2004 Plan and other adjustments to outstanding awards as it deems appropriate. Upon a change of control of the Company (as defined in the 2004 Plan) and unless the Compensation Committee determines otherwise, the Compensation Committee shall fully vest all awards made under the 2004 Plan. In addition, upon a change of control of the Company, the Compensation Committee may, at its discretion (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

The Compensation Committee shall establish the time and the manner in which an option may be exercised and has a right to amend the terms of option grant instruments in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option shall be determined by the Compensation Committee, but, in the case of incentive stock options, shall be not less than the fair market value (as such term is defined in the 2004 Plan) of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price for non-qualified options may not be less than the fair market value of a share of Common Stock on the date of grant.

In a deferred stock award, the Company will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Dividends paid during the deferral period on deferred stock subject to a performance goal shall be reinvested in additional deferred stock and the expiration of the deferral period for such deferred stock shall be subject to the performance goals. Shares of Common Stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock grant instrument evidencing such award.

In a restricted stock award, the Compensation Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of specific events, including the achievement of performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to vote the shares of restricted stock. Amounts equal to any dividends declared during the restriction period with respect to restricted stock that is not subject to the achievement of specified performance goals will be paid to the participant, reinvested in additional shares of restricted stock or otherwise invested, as determined by the Compensation Committee at the time of the award. Dividends paid during the restriction period on restricted stock subject to a performance goal shall be reinvested in additional restricted stock and the expiration of the restriction period for such restricted stock shall be subject to the performance goals. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

As or March 17, 2006, options to purchase 3,732,250 shares of the Company’s Common Stock and 201,875 shares of restricted stock have been issued under the 2004 Plan. The 2004 Plan will terminate on May 10, 2014, unless earlier terminated by the Board of Directors. The 2004 Plan will continue to exist until such time as all of the awards granted thereunder have either been exercised or lapsed.

Executive Arrangements

The Company’s executive officers are entitled to receive twelve months’ base salary in the event that their employment is terminated without “cause” pursuant to individual employment agreements. In January of 2006, in conjunction with Mr. Armstrong’s appointment as Chief Executive Officer, he was granted 100,000 shares of restricted stock vesting in three installments as follows: 34,000 shares on July 31, 2006; 33,000 shares on December 31, 2006; and 33,000 shares on June 30, 2007.

The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

In 2004, Genaera entered into change in control agreements with Mr. Armstrong and Mr. Skolas which provide that if they are terminated without “cause” upon, or within the twenty four months following, a change in control or they voluntarily terminate their employment with Genaera for good reason upon or after a change in control, they will receive severance compensation equal to the sum of (a) their base salary and unpaid vacation time accrued and owing through the date of termination, (b) a prorated bonus based on the highest bonus received by the individual; (c) two (2) times the sum of their base salary plus the highest bonus awarded to the individual; and (d) benefits through the 24 months following the date of the change in control.

The following Compensation Committee Report and Comparative Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee of the Board of Directors (the “Compensation Committee”) believes that a well-designed compensation program should align the goals of the stockholders with the goals of the executive, and that a significant portion of executive compensation, over the long-term, should be dependent upon the value created for the stockholders. However, the Compensation Committee recognizes that, in the short-term, the value of the Company will be affected by many factors, some of which are transient in nature and beyond the control of the Company’s executives. This is especially true in the biotechnology industry, which is characterized by a large number of small companies, long product lead times, highly volatile stock prices and few commercial products. In order to attract and retain qualified executives in such an environment, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value for stockholders with components based upon the achievement of short-term strategic goals. These goals generally include the progress of research and drug development programs, adherence to budgets, strengthening of the Company’s financial position and success in entering into appropriate business collaborations. The Compensation Committee expects that the achievement of these short-term goals will contribute to the long-term success of the Company. In light of the Company’s need to develop its technology into viable products, progress toward achievement of research and development objectives is the most significant individual factor considered in determining compensation levels.

The Company competes with both biotechnology and pharmaceutical companies in the hiring and retention of qualified personnel. Particularly as compared to the pharmaceutical industry, the cash compensation of the Company’s executives is below those levels available to executives of similar background and experience. Likewise, the Company does not offer the type of retirement benefits often available at such other entities. The Company therefore must place greater emphasis on long-term compensation, principally including the grant of stock options and awards.

The Company’s compensation program for executive officers is comprised of base salary, performance bonuses, long-term incentive compensation in the form of stock options and awards and benefits available generally to all of the Company’s employees. The process utilized by the Compensation Committee in determining executive officer compensation levels for each of these components is based on the Compensation Committee’s subjective judgment and the other factors noted herein.

Compensation Components

Base Salary.    Base salary levels for the Company’s executive officers are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers the various items noted above, including competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Compensation Committee also reviews certain compensation information publicly available and gathered informally, including merit increase data, and also considers salary history at the Company. With the resignation of Dr. Levitt as President and Chief Executive Officer effective December 31, 2005, Mr. Armstrong’s assumed the role of Interim Chief Executive Officer on January 1, 2006. At that time, Mr. Armstrong’s base salary of $325,000 increased to $400,000. With Mr. Armstrong’s appointment as President and Chief Executive Officer, his base salary continues to be $400,000. Other members of senior management received salary increases in consideration of promotions and increases in responsibilities within the Company.

Performance Bonus Compensation.    The Compensation Committee annually considers awards of cash bonuses to executives in order to provide a direct financial incentive to achieve Company and individual objectives, generally related to the goals described above. Specific objectives are determined yearly as part of the Company’s annual operating plan and budget. The granting of any such bonus is discretionary and is determined based upon the Compensation Committee’s evaluation of each executive’s performance in attaining corporate and individual goals and objectives. Performance bonuses are expected to represent a significant portion of each executive’s total cash compensation. Executive officers were granted bonuses early in 2005 in respect of accomplishments during 2004. In December 2005, executive officers were granted bonuses to be paid in 2006 with respect to accomplishments in 2005.

Accomplishments considered by the Committee with respect to 2005 performance bonuses included:

•	Completed enrollment of more than 100 patients in controlled Phase II clinical trial of EVIZONTM (squalamine lactate) in wet age-related macular degeneration (“AMD”);

•	Received CMA Pilot 2 Status for EVIZON from the FDA and entered into an SPA with the FDA for Phase III trials of EVIZON;

•	Completed two Phase II trials of EVIZON to treat wet AMD, a pharmacokinetic trial and safety trial with concomitant Visudyne® treatment;

•	Further developed organizational capabilities and outsourcing relationships to support Phase II and Phase III trials of EVIZON in 2005 and 2006;

•	Developed and began implementation of operating, business and clinical strategies to adapt EVIZON program to changing competitive environment;

•	Built and preserved intellectual property;

•	Commenced enrollment of clinical trial of LOMUCINTM to treat cystic fibrosis in the EU and obtained grant support for that clinical trial; and

•	Other matters consistent with these priorities.

Grants of Stock Options and Restricted Stock.    The objective of restricted stock and stock option grants is to align the long-term financial interests of the option holder with the financial interests of the Company’s stockholders. Stock option exercise prices are set at the prevailing market price at the time of grant and stock options only have value if the Company’s stock price increases. The Company, as with all biopharmaceutical companies, relies heavily upon stock option grants. Without such incentives, it would not be possible to attract and retain qualified managers or scientists. The Compensation Committee generally considers stock option grants at hiring and on an annual basis as a means to continue to provide incentives to the Company’s senior managers to work toward increasing stockholder value; however, the granting of any such options is discretionary. The Compensation Committee also considers grants of restricted stock at the time of hiring senior executives and on an annual basis. In order to assess competitive factors, the Compensation Committee also analyzes data relating to restricted stock grants and stock option grants being awarded to executives of other biopharmaceutical companies.

In 2005, the Compensation Committee granted stock options to purchase 700,000 shares of Common Stock to executive officers, which included grants of options to purchase 100,000 shares of Common Stock made upon the initial employment of an executive officer of the Company. The remaining options granted to executive officers in 2005 were not made in connection with their initial employment with the Company. The executive officers were granted options to purchase 300,000 shares of Common Stock at $1.69 per share and options to purchase 300,000 shares of Common Stock at $1.355 per share in July and December 2005, respectively. The options were priced at fair market value on each of the dates of grant. In 2005, the Compensation Committee made one grant of 50,000 shares of restricted stock in connection with the initial employment of an executive officer of the Company.

Payments during 2005 to the Company’s executives under the various programs discussed above were made in accordance with the provisions of Section 162(m) of the Code, which became effective on January 1, 1994. Section 162(m) of the Code limits the deduction that may be claimed by a public company for compensation paid to certain individuals to $1,000,000, except to the extent that any excess compensation is performance-based compensation. The definition of performance-based compensation includes compensation deemed payable on the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grant date to qualify as performance-based compensation. The Company’s 2004 Stock-Based Incentive Compensation Plan and its 1998 Equity Compensation Plan are designed to ensure that the exercise of such stock options will qualify as performance-based compensation. In accordance with current regulations, the Compensation Committee believes that the amounts realized upon the exercise of stock options will qualify as performance-based compensation.

MEMBERS OF THE COMPENSATION COMMITTEE

R. Frank Ecock (Chairman)

Zola P. Horovitz, Ph.D.

Robert F. Shapiro

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Dr. Horovitz and Messrs. Ecock and Shapiro. There are currently no Compensation Committee interlocks or insider participation related to members of the Compensation Committee.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return of the Company’s Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index (the “NASDAQ Index”), (ii) the NASDAQ Pharmaceutical Index (the “Pharmaceutical Index”) and (iii) the NASDAQ Biotechnology Index (the “Biotechnology Index”), assuming an investment of $100 on December 31, 2000 in each of the Company’s Common Stock, the stocks comprising the NASDAQ Index, the stocks comprising the Pharmaceutical Index and the stocks comprising the Biotechnology Index, and further assuming reinvestment of dividends. The graph commences as of December 31, 2000.

OTHER MATTERS FOR THE 2006 ANNUAL MEETING

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the accompanying proxy will vote the shares represented thereby in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the Proxy Statement and form of proxy relating to the 2007 annual meeting, such proposals must be received by the Company no later than December 7, 2006. Proposals should be directed to the attention of the Office of the Corporate Secretary, 5110 Campus Drive, Plymouth Meeting, Pennsylvania 19462. Under Securities and Exchange Commission rules, stockholders wishing to have a proposal presented at an annual meeting must submit the proposal to the Company so that the Secretary of the Company receives it not less than 120 calendar days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event the date of the meeting is advanced by more than 30 days from the date of the 2006 Annual Meeting of stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement with respect to discretionary voting. The deadline for these proposals for the 2007 Annual Meeting is February 20, 2007 (45 calendar days prior to the anniversary of the mailing date of this Proxy Statement). If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2007 Annual Meeting.

By Order of the Board of Directors,

/s/ John A. Skolas
JOHN A. SKOLAS Secretary

Plymouth Meeting, Pennsylvania

April 6, 2006

APPENDIX A

AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The following language shall be deleted from Article Fourth of the Fourth Amended and Restated Certificate of Incorporation:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 109,211,031 shares, consisting of 9,211,031 shares of Convertible Preferred Stock, $.001 par value (the “Preferred Stock”), and 100,000,000 shares of Common Stock, $.002 par value (the “Common Stock”).

and replaced with:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 159,211,031 shares, consisting of 9,211,031 shares of Convertible Preferred Stock, $.001 par value (the “Preferred Stock”), and 150,000,000 shares of Common Stock, $.002 par value (the “Common Stock”).

PROXY	GENAERA CORPORATION	PROXY

Annual Meeting of Stockholders, May 11, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Armstrong, Jr. and John A. Skolas, or either one of them acting singly, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Genaera Corporation to be held on May 11, 2006, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the meeting, or any adjournments thereof, all as set forth in the April 6, 2006 Proxy Statement.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

1.	Election of the following seven nominees as the directors of the Company: John L. Armstrong, Jr., R. Frank Ecock, Zola P. Horovitz, Ph.D., Osagie O. Imasogie, Peter J. Savino, M.D., Robert F. Shapiro and James B. Wyngaarden, M.D.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES FOR DIRECTORS.

For all nominees	☐	Withhold for all nominees	☐	Withhold for the following only: (Write the names of the nominee(s) in the space below)

2.	To approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT

TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

For ☐	Against ☐	Abstain ☐

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

3.	To approve an amendment to the Company’s 2004 Stock-Based Incentive Compensation Plan to increase the number of shares issuable thereunder to 7,500,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 STOCK- BASED INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER TO 7,500,000 SHARES.

For ☐	Against ☐	Abstain ☐
4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION

OF KPMG LLP AS INDEPENDENT ACCOUNTANTS.

For ☐	Against ☐	Abstain ☐
5.	To vote on such other matters that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF

ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF GENAERA CORPORATION.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated	, 2006

Signature

Signature (if held jointly)
I plan to attend the meeting: Yes ☐ No ☐

This Proxy will be voted FOR all nominees and FOR all other proposals unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting. PLEASE DATE, SIGN AND RETURN PROMPTLY.